QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statements No. 333-23849, 33-87988 and 33-87990 of Pacific Crest Capital, Inc. on Forms S-8 of our report dated January 25, 2001, appearing in this Annual Report on Form 10-K of Pacific Crest Capital, Inc. for the year ended December 31, 2000.

DELOITTE & TOUCHE LLP

Los Angeles, California
March 28, 2001

QuickLinks

Exhibit 23.1